                                                                     EXHIBIT 4.1





                       PARACELSUS HEALTHCARE CORPORATION
                                      AND
                            AMSOUTH BANK OF ALABAMA
                                    Trustee




                                   Indenture

                          Dated as of August 16, 1996



                                  $325,000,000


                     10% Senior Subordinated Notes due 2006

Paracelsus Healthcare Corporation

               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of August 16, 1996

 Trust Indenture                                  Indenture
   Act Section                                     Section
  310(a)(1)    ...................................  609
     (a)(2)    ...................................  609
     (a)(3)    ...................................  Not Applicable
     (a)(4)    ...................................  Not Applicable
     (a)(5)    ...................................  609
     (b)       ...................................  608
               ...................................  610
  311(a)       ...................................  613
     (b)       ...................................  613
  312(a)       ...................................  701
                                                    702(a)
     (b)       ...................................  702(b)
     (c)       ...................................  702(c)
  313(a)       ...................................  703(a)
     (b)       ...................................  703(a)
     (c)       ...................................  703(a)
     (d)       ...................................  703(b)
  314(a)       ...................................  704
     (b)       ...................................  Not Applicable
     (c)(1)    ...................................  102
     (c)(2)    ...................................  102
     (c)(3)    ...................................  Not Applicable
     (d)       ...................................  Not Applicable
     (e)       ...................................  102
  315(a)       ...................................  601
                                                    603(a)
     (b)       ...................................  602
     (c)       ...................................  601
     (d)       ...................................  601
     (e)       ...................................  514
  316(a)(1)(A) ...................................  512
     (a)(1)(B) ...................................  513
     (a)(2)    ...................................  Not Applicable
     (b)       ...................................  508
     (c)       ...................................  104
  317(a)(1)    ...................................  503
     (a)(2)    ...................................  504
     (b)       ................................... 1003
  318(a)       ...................................  107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals of the Company . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101.   Definitions. . . . . . . . . . . . . . . . . . . . . . . .  1
     Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Acquired Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Affiliate Transaction  . . . . . . . . . . . . . . . . . . . . . . .  2
     Asset Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Asset Sale Offer.  . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Attributable Debt  . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . .  3
     Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Business Day.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Calculation Date . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Capital Lease Obligation . . . . . . . . . . . . . . . . . . . . . .  3
     Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Champion Investors Registration Rights Agreement.  . . . . . . . . .  3
     Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Change of Control Offer  . . . . . . . . . . . . . . . . . . . . . .  4
     Change of Control Payment  . . . . . . . . . . . . . . . . . . . . .  4
     Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Company Request; Company Order.  . . . . . . . . . . . . . . . . . .  4
     Consolidated Cash Flow . . . . . . . . . . . . . . . . . . . . . . .  4
     Consolidated Interest Expense. . . . . . . . . . . . . . . . . . . .  4
     Consolidated Net Income  . . . . . . . . . . . . . . . . . . . . . .  5
     Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . .  5
     Continuing Directors . . . . . . . . . . . . . . . . . . . . . . . .  5
     Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . .  6
     Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Designated Senior Indebtedness . . . . . . . . . . . . . . . . . . .  6
     Disqualified Stock . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Dividend and Note Agreement  . . . . . . . . . . . . . . . . . . . .  6
     Equity Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Excess Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Exchange Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

     Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  7
     Existing Paracelsus Credit Facility  . . . . . . . . . . . . . . . .  7
     Existing Senior Subordinated Notes.  . . . . . . . . . . . . . . . .  7
     Fixed Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Government Securities  . . . . . . . . . . . . . . . . . . . . . . .  7
     Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Hedging Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  7
     Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Hospital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Incur  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Insurance Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  8
     Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . .  8
     Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Merger Related Agreement . . . . . . . . . . . . . . . . . . . . . .  9
     Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Net Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     New Credit Facility. . . . . . . . . . . . . . . . . . . . . . . . .  9
     Non-Compete Agreement  . . . . . . . . . . . . . . . . . . . . . . .  9
     Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . 10
     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Paracelsus Shareholder . . . . . . . . . . . . . . . . . . . . . . . 10
     Paracelsus Shareholder Registration Rights Agreement . . . . . . . . 11
     Pari passu . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Payment Blockage Period  . . . . . . . . . . . . . . . . . . . . . . 11
     Permitted Business . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Permitted Holder . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Permitted Joint Venture  . . . . . . . . . . . . . . . . . . . . . . 11
     Permitted Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Permitted Refinancing Indebtedness . . . . . . . . . . . . . . . . . 12
     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Physician Support Obligation . . . . . . . . . . . . . . . . . . . . 12
     Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . 12
     Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Pro Forma Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . 12
     Proceeding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Purchase Money Indebtedness  . . . . . . . . . . . . . . . . . . . . 13
     Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . 14
     Related Business . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Related Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . 14
     Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Securities Payment . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Security Register, Security Registrar  . . . . . . . . . . . . . . . 14
     Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . 14
     Senior Nonmonetary Default . . . . . . . . . . . . . . . . . . . . . 15
     Senior Payment Default . . . . . . . . . . . . . . . . . . . . . . . 15
     Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Settlement Costs . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Shareholder Agreement  . . . . . . . . . . . . . . . . . . . . . . . 15
     Shareholder Subordinated Note  . . . . . . . . . . . . . . . . . . . 15
     Significant Subsidiary . . . . . . . . . . . . . . . . . . . . . . . 15
     Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . 15
     Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . 16
     U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . 16
     Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Weighted Average Life to Maturity  . . . . . . . . . . . . . . . . . 16
     Wholly Owned Subsidiary  . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 102    Compliance Certificates and Opinions . . . . . . . . . . . 16
SECTION 103.   Form of Documents Delivered to Trustee . . . . . . . . . . 17
SECTION 104.   Acts of Holders; Record Date . . . . . . . . . . . . . . . 17
SECTION 105.   Notices, Etc., to Trustee and Company  . . . . . . . . . . 20
SECTION 106.   Notice to Holders; Waiver  . . . . . . . . . . . . . . . . 20
SECTION 107.   Conflict with Trust Indenture Act  . . . . . . . . . . . . 21
SECTION 108.   Effect of Headings and Table of Contents . . . . . . . . . 21
SECTION 109.   Successors and Assigns . . . . . . . . . . . . . . . . . . 21
SECTION 110.   Separability Clause  . . . . . . . . . . . . . . . . . . . 21
SECTION 111.   Benefits of Indenture  . . . . . . . . . . . . . . . . . . 21
SECTION 112.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 113.   Legal Holidays . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE TWO

Security Forms

SECTION 201.   Forms Generally  . . . . . . . . . . . . . . . . . . . . . 22
SECTION 202.   Form of Face of Security . . . . . . . . . . . . . . . . . 22
SECTION 203.   Form of Reverse of Security  . . . . . . . . . . . . . . . 24
SECTION 204.   Form of Trustee's Certificate of Authentication  . . . . . 27

ARTICLE THREE

The Securities

SECTION 301.   Title and Terms  . . . . . . . . . . . . . . . . . . . . . 28

SECTION 302.   Denominations  . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 303.   Execution, Authentication, Delivery and Dating . . . . . . 29
SECTION 304.   Temporary Securities . . . . . . . . . . . . . . . . . . . 29
SECTION 305.   Registration, Registration of Transfer and
               Exchange . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities . . . . . 31
SECTION 307.   Payment of Interest; Interest Rights Preserved . . . . . . 31
SECTION 308.   Persons Deemed Owners  . . . . . . . . . . . . . . . . . . 33
SECTION 309.   Cancellation . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 310.   Computation of Interest  . . . . . . . . . . . . . . . . . 33

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.   Satisfaction and Discharge of Indenture  . . . . . . . . . 33
SECTION 402.   Application of Trust Money . . . . . . . . . . . . . . . . 35

ARTICLE FIVE

Remedies

SECTION 501.   Events of Default  . . . . . . . . . . . . . . . . . . . . 35
SECTION 502.   Acceleration of Maturity; Rescission and
               Annulment  . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 503.   Collection of Indebtedness and Suits for
               Enforcement by Trustee . . . . . . . . . . . . . . . . . . 38
SECTION 504.   Trustee May File Proofs of Claim . . . . . . . . . . . . . 39
SECTION 505.   Trustee May Enforce Claims Without Possession
               of Securities  . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 506.   Application of Money Collected . . . . . . . . . . . . . . 40
SECTION 507.   Limitation on Suits  . . . . . . . . . . . . . . . . . . . 40
SECTION 508.   Unconditional Right of Holders to Receive
               Principal, Premium and Interest  . . . . . . . . . . . . . 41
SECTION 509.   Restoration of Rights and Remedies . . . . . . . . . . . . 41
SECTION 510.   Rights and Remedies Cumulative . . . . . . . . . . . . . . 41
SECTION 511.   Delay or Omission Not Waiver . . . . . . . . . . . . . . . 42
SECTION 512.   Control by Holders . . . . . . . . . . . . . . . . . . . . 42
SECTION 513.   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . 42
SECTION 514.   Undertaking for Costs  . . . . . . . . . . . . . . . . . . 43
SECTION 515.   Waiver of Stay or Extension Laws . . . . . . . . . . . . . 43

ARTICLE SIX

The Trustee

SECTION 601.   Certain Duties and Responsibilities  . . . . . . . . . . . 44
SECTION 602.   Notice of Defaults . . . . . . . . . . . . . . . . . . . . 44
SECTION 603.   Certain Rights of Trustee  . . . . . . . . . . . . . . . . 44

SECTION 604.   Not Responsible for Recitals or Issuance
               of Securities  . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 605.   May Hold Securities  . . . . . . . . . . . . . . . . . . . 45
SECTION 606.   Money Held in Trust  . . . . . . . . . . . . . . . . . . . 46
SECTION 607.   Compensation and Reimbursement . . . . . . . . . . . . . . 46
SECTION 608.   Disqualification; Conflicting Interests  . . . . . . . . . 46
SECTION 609.   Corporate Trustee Required; Eligibility  . . . . . . . . . 46
SECTION 610.   Resignation and Removal; Appointment of Successor  . . . . 47
SECTION 611.   Acceptance of Appointment by Successor . . . . . . . . . . 48
SECTION 612.   Merger, Conversion, Consolidation or Succession
               to Business  . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 613.   Preferential Collection of Claims Against
               Company 49
SECTION 614.   Appointment of Authenticating Agent  . . . . . . . . . . . 49

ARTICLE SEVEN

Holders' Lists and Reports by Trustee and Company

SECTION 701.   Company to Furnish Trustee Names and Addresses
               of Holders . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 702.   Preservation of Information; Communications
               to Holders . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 703.   Reports by Trustee . . . . . . . . . . . . . . . . . . . . 52
SECTION 704.   Reports by Company . . . . . . . . . . . . . . . . . . . . 52

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   Company May Consolidate, Etc. and Purchases
               of Assets Only on Certain Terms  . . . . . . . . . . . . . 52
SECTION 802.   Successor Substituted  . . . . . . . . . . . . . . . . . . 53

ARTICLE NINE

Supplemental Indentures

SECTION 901.   Supplemental Indentures Without Consent
               of Holders . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 902.   Supplemental Indentures and Waivers with
               Consent of Holders . . . . . . . . . . . . . . . . . . . . 54
SECTION 903.   Execution of Supplemental Indentures . . . . . . . . . . . 56
SECTION 904.   Effect of Supplemental Indentures  . . . . . . . . . . . . 56
SECTION 905.   Conformity with Trust Indenture Act  . . . . . . . . . . . 56
SECTION 906.   Reference in Securities to Supplemental
               Indentures . . . . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE TEN

Covenants

SECTION 1001.   Payment of Principal, Premium and Interest  . . . . . . . 57
SECTION 1002.   Maintenance of Office or Agency . . . . . . . . . . . . . 57
SECTION 1003.   Money for Security Payments to be Held in Trust . . . . . 57
SECTION 1004.   Existence . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 1005.   Maintenance of Properties . . . . . . . . . . . . . . . . 59
SECTION 1006.   Payment of Taxes and Other Claims . . . . . . . . . . . . 59
SECTION 1007.   Maintenance of Insurance  . . . . . . . . . . . . . . . . 59
SECTION 1008.   Limitations on Incurrence of Indebtedness . . . . . . . . 60
SECTION 1009.   Limitations on Restricted Payments  . . . . . . . . . . . 61
SECTION 1010.   Limitations On Dividend and Other Payment
                Restrictions Affecting Subsidiaries . . . . . . . . . . . 64
SECTION 1011.   Limitations on Liens  . . . . . . . . . . . . . . . . . . 65
SECTION 1012.   Limitations on Disposition of Assets  . . . . . . . . . . 65
SECTION 1013.   Limitations on Transactions with Affiliates . . . . . . . 67
SECTION 1014.   Limitations on Other Subordinated Indebtedness  . . . . . 68
SECTION 1015.   Change of Control . . . . . . . . . . . . . . . . . . . . 68
SECTION 1016.   Limitation on Conduct of Business . . . . . . . . . . . . 69
SECTION 1017.   Reports . . . . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 1018.   Statement by Officers as to Default; Compliance
                Certificates  . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 1019.   Waiver of Certain Covenants . . . . . . . . . . . . . . . 70

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.   Right of Redemption . . . . . . . . . . . . . . . . . . . 70
SECTION 1102.   Applicability of Article  . . . . . . . . . . . . . . . . 71
SECTION 1103.   Election to Redeem; Notice to Trustee . . . . . . . . . . 71
SECTION 1104.   Selection by Trustee of Securities to Be
                Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 1105.   Notice of Redemption  . . . . . . . . . . . . . . . . . . 72
SECTION 1106.   Deposit of Redemption Price . . . . . . . . . . . . . . . 73
SECTION 1107.   Securities Payable on Redemption Date . . . . . . . . . . 73
SECTION 1108.   Securities Redeemed in Part . . . . . . . . . . . . . . . 74

ARTICLE TWELVE

Subordination of Securities

SECTION 1201.   Securities Subordinate to Senior Indebtedness . . . . . .  4
SECTION 1202.   No Payment on Securities in Certain Circumstances . . . . 74
SECTION 1203.   Securities Subordinated to Prior Payment of All
                Senior Indebtedness on Dissolution, Liquidation
                or Reorganization . . . . . . . . . . . . . . . . . . . . 75
SECTION 1204.   Payment Permitted If No Default . . . . . . . . . . . . . 76

SECTION 1205.   Subrogation to Rights of Holders of Senior
                Indebtedness  . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 1206.   Provisions Solely to Define Relative Rights . . . . . . . 77
SECTION 1207.   Trustee to Effectuate Subordination . . . . . . . . . . . 78
SECTION 1208.   No Waiver of Subordination Provisions . . . . . . . . . . 78
SECTION 1209.   Notice to Trustee . . . . . . . . . . . . . . . . . . . . 78
SECTION 1210.   Reliance on Judicial Order or Certificate of
                Liquidating Agent . . . . . . . . . . . . . . . . . . . . 79
SECTION 1211.   Trustee Not Fiduciary for Holders of Senior
                Indebtedness  . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 1212.   Rights of Trustee as Holder of Senior
                Indebtedness; Preservation of Trustee's Rights  . . . . . 80
SECTION 1213.   Article Applicable to Paying Agents . . . . . . . . . . . 80
SECTION 1214.   Defeasance of this Article Twelve . . . . . . . . . . . . 80
SECTION 1215.   This Article Not To Prevent Events of Default . . . . . . 80
SECTION 1216.   Representative of Senior Indebtedness . . . . . . . . . . 81

ARTICLE THIRTEEN

Defeasance and Covenant Defeasance

SECTION 1301.   Company's Option to Effect Defeasance or
                Covenant Defeasance . . . . . . . . . . . . . . . . . . . 81
SECTION 1302.   Defeasance and Discharge  . . . . . . . . . . . . . . . . 81
SECTION 1303.   Covenant Defeasance . . . . . . . . . . . . . . . . . . . 81
SECTION 1304.   Conditions to Defeasance or Covenant Defeasance . . . . . 82
SECTION 1305.   Deposited Money and U.S. Government Obligations to
                be Held in Trust; Other Miscellaneous Provisions  . . . . 84
SECTION 1306.   Reinstatement . . . . . . . . . . . . . . . . . . . . . . 84

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . 86

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86


         INDENTURE, dated as of August 16, 1996, between Paracelsus Healthcare Corporation, a corporation duly organized and existing under the laws of the State of California (herein called the "Company"), having its principal office at 515 W. Greens Road, Suite 800, Houston, Texas 77067, and AmSouth Bank of Alabama, a banking corporation duly organized and existing under the laws of the State of Alabama, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 10% Senior Subordinated Notes due 2006 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101.     DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation and "pro forma", when used with reference to financial or accounting information, shall mean the application of the specified definitions and assumptions to the relevant historical financial information of the Company in accordance with the terms of this Indenture, generally accepted accounting principles and the rules and guidelines of the Commission (including, without limitation, Article 11 under Rule S-X of the rules and regulations of the Commission), as applicable;

         (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles; and

         (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person;
(ii) Indebtedness incurred or created by the Company or any of its Subsidiaries in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company; and (iii) Indebtedness incurred or created by the Company or any of its Subsidiaries in connection with the acquisition of substantially all of the assets of an operating unit or business of another person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Affiliate Transaction" has the meaning specified in Section 1013.

         "Asset Sale" has the meaning specified in Section 1012.

         "Asset Sale Offer" has the meaning specified in Section 1012.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded, semiannually) of the obligation of the lessee of the property subject to such sale-leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment or penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

         "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         "Calculation Date" means, when used with respect to any calculation, the date of the transaction giving rise to the need to make such calculation.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the discounted present value of the rental obligations of any person under any lease of any property that would at such time be so required to be capitalized on the balance sheet of such person in accordance with GAAP.

         "Capital Stock" means, (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights (other than convertible or exchangeable Indebtedness) or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Champion Investors Registration Rights Agreement" means each of the registration rights agreements, dated August 16, 1996, by and among the Company and certain holders of shares of, or warrants to acquire shares of, the Company's common stock, no stated value per share.

         "Change of Control" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act);
(ii) the adoption of a plan for the liquidation or dissolution of the Company;
(iii) the acquisition by any person or group (as defined above) (other than a Permitted Holder) of a majority of the total voting power entitled to vote generally in the election of directors of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" has the meaning specified in Section 1015.

         "Change of Control Payment" has the meaning specified in Section 1015.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means the Company's common stock, no stated value per share.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles and other non-cash charges of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the interest expense of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs (other than deferred financing costs that are accelerated upon the redemption, repurchase or prepayment of any Indebtedness and except as set forth in the proviso to this definition)), non-cash interest payments, the interest component of all payments associated with all Capital Lease Obligations and net payments, if any, pursuant to Hedging Obligations; PROVIDED, HOWEVER,that in no event shall any amortization of deferred financing cost incurred in connection with the New Credit Facility or any amortization of deferred financing costs incurred in connection with the issuance of the Securities be included in Consolidated Interest Expense).

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, excluding expenses or any one-time charges incurred or recorded prior to December 31, 1996, to effect, or in connection with (i) the Merger (including Settlement Costs incurred by the Company), (ii) the public offerings of the Securities and the common stock of the Company consummated in August 1996,
(iii) the refinancing and replacement of the Existing Credit Facility with the New Credit Facility; (iv) interest paid on the unpaid Dividend for up to 60 days; and (v) reflecting the refinancing and replacement of Existing Indebtedness with the Securities and/or common stock of the Company; PROVIDED, HOWEVER, that (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (unless said Person has unilateral discretion to determine the amount of such dividends or distributions) to the referent Person or a

Subsidiary thereof; (b) except to the extent dividends or distributions actually paid were included pursuant to the foregoing clause (a), the Net Income of any person accrued prior to the date it becomes a Subsidiary of such person or any of its Subsidiaries or that person's assets are acquired by such person or any of its Subsidiaries shall be excluded; (c) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not, at the date of determination, permitted without any prior government approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (d) the cumulative effect of a change in accounting principles shall be excluded; (e) any non-recurring, non-cash adjustments necessary to conform the accounting policies and procedures of Champion Healthcare Corporation and the Company shall be excluded; and (f) any non-cash charge recorded in connection with discontinuing, exiting, disposing of or otherwise ceasing to operate the psychiatric hospital business (whether in one or a series of transactions) shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors either pursuant to the Shareholder Agreement or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office" means the principal office of the Trustee in Birmingham, Alabama at which at any particular time its corporate trust business shall be administered.

         "Corporation" means a corporation, association, company, joint-stock company, partnership or business trust.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Designated Senior Indebtedness" means (i) so long as the Company has any Obligation under the New Credit Facility, the New Credit Facility and (ii) any other Senior Indebtedness of the Company permitted under the Indenture and which at the time of determination has an aggregate amount outstanding of at least $10.0 million and is specifically designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is required to be redeemed, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities.

         "Dividend" means the dividend declared by the Board of Directors prior to the date of this Indenture in the amount of approximately $21.1 million, plus $3,574 for each day from and including July 31, 1996 to the date the dividend is paid, payable to the Paracelsus Shareholder.

         "Dividend and Note Agreement" means the dividend and note agreement to be entered into by and between the Paracelsus Shareholder and the Company at the time of the payment of the Dividend.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or securities convertible into Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

         "Event of Default" has the meaning specified in Section 501.

         "Excess Proceeds" has the meaning specified in Section 1012.

         "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of original issuance of the Securities after giving effect to the application of the proceeds from the sale thereof as shown on
Schedule I hereto until such amounts are repaid.

         "Existing Paracelsus Credit Facility" means the agreement dated as of December 8, 1995 by and among the Company, Bank of America National Trust and Savings Association, as Lead Agent, NationsBank of Texas, N.A., as Co-Agent, and the other lenders named therein.

         "Existing Senior Subordinated Notes" means the Company's 9-7/8% Senior Subordinated Notes due 2003 issued pursuant to the indenture, dated as of October 15, 1993, between the Company and The Bank of New York, as successor to NationsBank of Tennessee, N.A., as trustee.

         "Expiration Date" has the meaning specified in Section 104.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the Consolidated Interest Expense of such Person and its Subsidiaries for such period; (ii) any interest expense on Indebtedness of another Person that is Guaranteed by the referent Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its

Subsidiaries (whether or not such Guarantee or Lien is called upon); and (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person (other than preferred stock which is considered Indebtedness), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate floor agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Hospital" means a hospital, outpatient clinic, long-term care facility, hospice, psychiatric facility or other facility that is used or useful in the provision of healthcare services or a Related Business.

         "Incur" has the meaning specified in Section 1008.

         "Indebtedness" of any Person means at any date, without duplication,
(i) all obligations of such person for borrowed money; (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations of such person to pay the deferred price of property required to be accrued on the balance sheet of such person, except accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such person; (v) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person (the amount of such obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured);
(vi) all Indebtedness of others Guaranteed by such person; (vii) all obligations of such person to reimburse the issuer of any letter of credit;
(viii) Attributable Indebtedness of such person; (ix) preferred stock issued by a Subsidiary of such person; (x) Disqualified Stock; and (xi) Hedging Obligations; PROVIDED, HOWEVER, that "Indebtedness" does not include any obligations pursuant to receivables financing which are not required under GAAP to be booked as liabilities on the balance sheet of such Person.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Insurance Agreement" means the insurance agreement, dated as of August 16, 1996, by and between the Company and Dr. Manfred George Krukemeyer.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Merger Related Agreement" means each of the Dividend and Note Agreement, the Shareholder Subordinated Note, the Shareholder Agreement, the Paracelsus Shareholder Registration Rights Agreement, the Champion Investors Registration Rights Agreement, the Services Agreement, the Insurance Agreement and the NonCompete Agreement.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP excluding, however, any amount representing the amortization of goodwill or other intangible assets arising from acquisitions subsequent to the date of the Indenture and excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Assets Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary or non-recurring gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Credit Facility" means the agreement dated as of August 16, 1996 by and among the Company, Bank of America National Trust and Savings Association, as Agent, Banque Paribas, as Documentation Agent, and NationsBank of Texas, N.A., as Managing Agent, Credit Lyonnais New York branch, as Co-Agent, and Toronto-Dominion (Texas), Incorporated, as Co-Agent, and the lenders from time to time parties thereto and the other documents and instruments entered into in favor of the Agent, the Documentation Agent, the Managing Agent and/or such lenders in connection therewith.

         "Non-Compete Agreement" means the non-compete agreement dated August 16, 1996 by and between the Company and the Principal.

         "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, and shall include obligations of any kind payable in connection with the documentation, evidencing, governing, securing or otherwise relating to the New Credit Facility.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trustee or Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

                 (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this

Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paracelsus Shareholder" means Park Hospital GmbH.

         "Paracelsus Shareholder Registration Rights Agreement" means the registration rights agreement dated August 16, 1996 by and between the Paracelsus Shareholder and the Company.

         "Pari Passu", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

         "Payment Blockage Period" has the meaning specified in Section 1202.

         "Permitted Business" means the ownership, leasing, operation or management of Hospitals and Related Businesses.

         "Permitted Holder" means any of the Principal, a Related Party of the Principal and any person employed in the Company in a management capacity on the date of this Indenture.

         "Permitted Joint Venture" means a Person (i) which owns, leases, operates or services a Hospital or Related Business or manufactures or markets healthcare products and (ii) of which the Company or any Subsidiary of the

Company owns a 30% or greater equity interest.

         "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person either is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company, PROVIDED, that such Liens (x) were not incurred in connection with, or in contemplation of, such merger, consolidation or becoming a Subsidiary and (y) do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Subsidiaries other than the property so acquired; (iv) Liens to secure Existing Indebtedness; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of like nature incurred in the ordinary course of business; and (vi) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture; PROVIDED that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 1008.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that: (i) the principal amount (or accrued value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accrued value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any prepayment premiums and any other reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physician Support Obligation" means any obligation or guarantee to, or on behalf of or for the benefit of any physician, pharmacist or other allied healthcare professional pursuant to a written agreement incurred in the ordinary course of business in connection with recruiting, redirecting or retaining such physician, pharmacist or other allied healthcare professional to provide service to patients in the service area of any Hospital or Related Business owned, leased or operated by the Company or any of its Subsidiaries or any Permitted Joint Venture, but excluding actual compensation for services provided by such physician, pharmacist or other allied healthcare professional to any Hospital or Related Business owned, leased or operated by the Company or any of its Subsidiaries or any Permitted Joint Venture.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Principal" means Dr. Manfred George Krukemeyer.

         "Pro Forma Coverage Ratio" means with respect to any person for any period, the PRO FORMA ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. The Pro Forma Coverage Ratio shall, as applicable, be calculated on the following basis:

                 (i) notwithstanding clause (b) of the definition of Consolidated Net Income, if the Indebtedness which is being created, incurred or assumed is Acquired Debt, the Pro Forma Coverage Ratio shall be determined after giving effect to both the Fixed Charges related to the creation, incurrence or assumption of such Acquired Debt and the Consolidated Cash Flow
(A) of the person becoming a Subsidiary of such person or (B) in the case of an acquisition of assets which constitute substantially all of an operating unit or business, relating to the assets being acquired by such person;

                 (ii) notwithstanding the definition of Consolidated Net Income, in the event the Company or any of its Subsidiaries has acquired assets from a person during the four-quarter reference period and such assets have been owned and operated by the Company for more than one fiscal quarter, the Consolidated Cash Flow shall be computed on a pro forma basis assuming such assets were acquired on the first day of the four-quarter reference period based on actual performance of the assets during the period owned;

                 (iii) there shall be excluded from Fixed Charges any Fixed Charges related to Indebtedness repaid during and subsequent to the four-quarter reference period and which is not outstanding on the Calculation Date; and

                 (iv) the creation, incurrence or assumption of any Indebtedness during the four-quarter reference period or subsequent hereto and prior to the Calculation Date, and the application of the proceeds therefrom, shall be assumed to have occurred on the first day of the fourth quarter reference period.

         "Proceeding" has the meaning specified in Section 1203.

         "Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries secured by Liens (i) on property purchased, acquired or constructed after the date of original issuance of the Securities and used in the ordinary course of business by the Company and its Subsidiaries and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to Article Eleven of this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to Article Eleven of this Indenture, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Related Business" means (i) a business affiliated with, or providing services or financing to, a Hospital or related or ancillary to the ownership, leasing, operation, financing or management of a Hospital or (ii) any business related or ancillary to the provision of healthcare services or products.

         "Related Party" with respect to the Principal means (A) any 80% (or more) owned Subsidiary, or spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A), or (C) any Person employed by the Company in a management capacity as of the date of this Indenture.

         "Restricted Payments" has the meaning specified in Section 1009.

         "Securities" means securities designated in the first paragraph of the RECITALS OF THE COMPANY.

         "Securities Act" refers to the Securities Act of 1933 as it may be amended and any successor act thereto.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Senior Indebtedness" means (i) Obligations under the New Credit Facility; (ii) the principal of (and premium, if any) and accrued and unpaid interest, whether existing on the date of this Indenture or hereafter incurred, in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for which the Company is responsible or liable; (iii) all Capital Lease Obligations of the Company; (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options or similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) immediately above and (c) issued or assumed as the deferred purchase price of property or services and all conditional sale obligations and all obligations under any title retention agreement; (v) all obligations of the type referred to in clauses (ii), (iii) and (iv) immediately above and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clause (i), (ii), (iii), (iv) or (v) immediately above; and (vii) any other Indebtedness which by its terms or the terms of any instrument creating it is designated as "Senior Indebtedness" or senior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (1) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to the Securities,
(2) any Indebtedness which is subordinated in right of payment in any respect to any other Indebtedness of the Company, (3) Indebtedness evidenced by the Securities, the Existing Senior Subordinated Notes and the Shareholder Subordinated Note, (4) any Indebtedness owed to a Person when such Person is a Subsidiary or any other Affiliate of the Company, (5) that portion of any Indebtedness which is incurred in violation of the Indenture and (6) any liability for Federal, state, local or other taxes owed or owing by the Company.

         "Services Agreement" means the agreement, dated as of July 17, 1996, between the Company and Dr. Manfred George Krukemeyer.

         "Settlement Costs" means the amount of up to $22,356,000 in expenses incurred in connection with the settlement of two lawsuits, associated legal expenses and the related write-off of certain accounts receivable.

         "Shareholder Agreement" means the shareholder agreement dated August 16, 1996 by and between the Company and the Paracelsus Shareholder.

         "Shareholder Subordinated Note" means the 6.51% subordinated note due 2006 of the Company.

         "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the date hereof.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "U.S. Government Obligations" has the meaning specified in Section
1304.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary for which all of the Capital Stock (other than directors' qualifying shares) shall at the time be owned by such Person or one or more Wholly Owned Subsidiaries of such person.

SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; PROVIDED, HOWEVER, with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   ACTS OF HOLDERS; RECORD DATE.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Securities shall be proved by the Security Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, PROVIDED that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

         The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in
Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

         With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; PROVIDED that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trust Office, or
                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee.)

SECTION 106.   NOTICE TO HOLDERS; WAIVER.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Trust Indenture Act to be part of and govern this Indenture, the Trust Indenture Act provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.   SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company and the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 110.   SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.   BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness (subject to Article Thirteen hereof) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.   GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113.   LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, purchase date (pursuant to an Asset Sale Offer or a Change of Control Offer) or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, purchase date or Stated Maturity, as the case may be.

ARTICLE TWO

Security Forms

SECTION 201.   FORMS GENERALLY.

         The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.   FORM OF FACE OF SECURITY.

10% Senior Subordinated Notes due 2006

No. __________                                 $________

         Paracelsus Healthcare Corporation, a corporation duly organized and existing under the laws of California (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars on August 15, 2006, and to pay interest thereon from August 16, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 1997, at the rate of 10% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 12% per annum on any overdue principal and premium and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security

(or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                        Paracelsus Healthcare Corporation
[Seal]

                                        By
                                          -----------------------------------
                                        Title:

Attest:

----------------------------------
Title:

SECTION 203.   FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Senior Subordinated Notes due 2006 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $325,000,000, issued and to be issued under an Indenture, dated as of August 16, 1996 (herein called the "Indenture"), between the Company and AmSouth Bank of Alabama, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after August 15, 2001, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning August 15 of the years indicated,

                 Redemption                       Redemption
      Year          Price             Year           Price
     ------      ----------          ------       ----------
      2001         105.00%            2003          102.50%
      2002         103.75%            2004          101.25%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         In addition, the Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail in the event that pursuant to any Change of Control Offer made by the Company there are properly tendered and accepted for payment by the Company and paid by the Company in accordance with the requirements of the Indenture and such Change of Control Offer Securities representing 80% or more of the Securities Outstanding at the commencement of such Change of Control Offer, in which case the Company may, at its option, within 90 days after the purchase date for such Change of Control Offer, redeem all, but not less than all, of the Securities remaining Outstanding after the purchase date for such Change of Control Offer at a Redemption Price equal to 101% of the principal amount of the Securities together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities do not have the benefit of any sinking fund obligations.

         In the event of redemption or purchase pursuant to an Asset Sale Offer or Change of Control Offer of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture provides that, subject to certain conditions, if (i) certain Net Proceeds are available to the Company as a result of Asset Sales or
(ii) a Change of Control occurs the Company shall be required to make an Asset Sale Offer or Change of Control Offer, respectively, for all or a specified portion of the Securities.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the

Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1012 or 1015 of the Indenture, check the box:

         / /

         If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1012 or 1015 of the Indenture, state the amount: $

Dated:              Your Signature:
                                  (Sign exactly as name appears
                                   on the other side of this Security)

Signature Guarantee:
                    (Signature must be guaranteed by
                     a member firm of the New York Stock
                     Exchange or a commercial bank or
                     trust company)

SECTION 204.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Securities referred to in the within-mentioned Indenture.

                                        AmSouth Bank of Alabama,
                                         as Trustee

                                        By
                                               Authorized Officer

ARTICLE THREE

The Securities

SECTION 301.   TITLE AND TERMS.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $325,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Asset Sale Offer or Change of Control Offer pursuant to Section 1012 or Section 1015, respectively.

         The Securities shall be known and designated as the "10% Senior Subordinated Notes due 2006" of the Company. Their Stated Maturity shall be August 15, 2006 and they shall bear interest at the rate of 10% per annum, from August 16, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 15 and August 15, commencing February 15, 1997, until the principal thereof is paid or made available for payment.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall be subject to repurchase by the Company pursuant to an Asset Sale Offer or Change of Control Offer as provided in Sections 1012 and 1015, respectively.

         The Securities shall be redeemable as provided in Article Eleven.

         The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

SECTION 302.   DENOMINATIONS.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, Chief Financial Officer or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers or the corporate seal on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.   TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Asset Sale Offer or Change of Control Offer pursuant to Section 1012 or Section 1015, respectively, not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause
(2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.   PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.   CANCELLATION.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Asset Sale Offer or Change of Control Offer pursuant to Section 1012 or Section 1015, respectively, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.   COMPUTATION OF INTEREST.

         Interest on the Securities shall be computed on the basis of a year of twelve 30-day months.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve hereof), when

         (1)  either

                 (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                 (B) all such Securities not theretofore delivered to the Trustee for cancellation

                     (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                   (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.   APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

SECTION 501.   EVENTS OF DEFAULT.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment when due of principal (or premium, if any,) on the Securities at its Maturity; or

                 (3) default, on the applicable purchase date, in the purchase of Securities required to be purchased by the Company pursuant to an Asset Sale Offer or Change of Control Offer; or

                 (4) default in the performance, or breach, of any covenant or agreement of the Company under this Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or shall hereafter be created, which default results in the acceleration of the maturity of such Indebtedness having an outstanding principal amount of at least $15.0 million, or a failure to pay such Indebtedness having an outstanding principal amount of at least $15.0 million at its stated maturity, provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

                 (6) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15.0 million which are not stayed within 60 days after their entry;

                 (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (8) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any such Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action.

         Notwithstanding the 60-day period and notice requirement contained in
Section 501(4) above, (i) with respect to a default under Section 1015, the 60-day period referred to in Section 501(4) shall be deemed to have begun as of the date notice of a Change of Control Offer is required to be sent to the Holders in the event that the Company has not complied with the provisions of
Section 1015(a), and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 501(4) in respect of such compliance to the Company and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the Change of Control Payment on the Purchase Date, such default shall be deemed, for purposes of this Section 501, to arise on the applicable Purchase Date; and (ii) with respect to a default under Section 1012 requiring the giving of such notice, the 60-day period referred to in Section 501(4) shall be deemed to have begun as of the date the notice of an Asset Sale Offer is required to be sent in the event that the Company has not complied with the provisions of Section 1012, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 501(4) in respect of such compliance to the Company and, if applicable, the Trustee; PROVIDED, HOWEVER, that if the breach or default is a result of a default in the payment when due of the consideration for the Asset Sale Offer on the Purchase Date, such default shall be deemed, for purposes of this Section 501, to arise no later than on the Purchase Date.

SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Section 501(7) or (8)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(7) or (8) occurs, the principal of and any accrued interest on the Securities then Outstanding shall IPSO FACTO become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A)  all overdue interest on all Securities,

                    (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on a purchase date pursuant to an Asset Sale Offer or Change of Control Offer made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                 (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
               TRUSTEE.

         The Company covenants that if

         (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer made by the Company, at the purchase date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   APPLICATION OF MONEY COLLECTED.

         Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
Section 607; and

                 SECOND: To the extent provided in Article Twelve, to the holders of Senior Indebtedness in accordance with Article Twelve; and

                 THIRD: To the Holders in payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

         The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 506.

SECTION 507.   LIMITATION ON SUITS.

         No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, the Redemption Price on the applicable Redemption Date or, in the case of an Asset Sale Offer or Change of Control Offer made by the Company and required to be accepted as to such Security, on the purchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.   CONTROL BY HOLDERS.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                 (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.   WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer which has been made by the Company), as specified in clauses (1), (2) and (3) of
Section 501 and not yet cured, or

                 (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.   UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys' fees, against any such party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any suit instituted by the Trustee, any suit instituted by the Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Stated Maturity expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.   NOTICE OF DEFAULTS.

         The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate (PROVIDED, HOWEVER, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture);

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.   MAY HOLD SECURITIES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to

Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.   MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.   COMPENSATION AND REIMBURSEMENT.

         The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a)  The Trustee may resign by so notifying the Company in writing.
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

         (b) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d)  If at any time:

                 (1)  the Trustee shall fail to comply with Section 608, or

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Federal or State bankruptcy laws or a receiver of the Trustee or of its property shall be appointed or a custodian or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder or Holders who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder or Holders who has been a bona fide Holder of at least 10% in principal amount of Outstanding Securities for at least six months may, on behalf of such Holder of Holders and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION
               TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities described in the within-mentioned Indenture.

                                     AmSouth Bank of Alabama,
                                                 As Trustee


                                     By
                                           As Authenticating Agent


                                     By
                                           Authorized Officer

ARTICLE SEVEN

Holders' Lists and Reports by Trustee and Company

SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         If the Trustee is not the Security Registrar, the Company will furnish or cause to be furnished to the Trustee

                 (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee or any Paying Agent may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                 (b) at such other times as the Trustee or any Paying Agent may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.   REPORTS BY TRUSTEE.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.   REPORTS BY COMPANY.

         The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Act; provided that any such information, documents, or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801. COMPANY MAY CONSOLIDATE, ETC. AND PURCHASES OF ASSETS ONLY ON CERTAIN TERMS.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

         (1) in the case the Company shall consolidate with or merge into another Person or shall directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the properties and assets of the Company (for purposes of this Article Eight, a "Successor Company") shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (2) immediately before and after giving effect to such transaction and treating any Indebtedness incurred by the Company or the Successor Company, if applicable, or any Subsidiary thereof as a result of such transaction as having been incurred by the Company, the Successor Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have happened and be continuing; thereof

         (3) immediately after giving effect to such transaction, and treating any Indebtedness incurred by the Company, the Successor Company or any Subsidiary thereof as a result of such transaction as having been incurred at the time of such transaction, the Company or the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under
Section 1008;

         (4) if, as a result of any such transaction, property and assets of the Company, the Successor Company or any Subsidiary thereof would become subject to a Lien which would not be permitted by Section 1011, the Company or, if applicable, the Successor Company, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) Indebtedness secured by such Lien; and

         (5) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officer's Certificate, setting forth the manner of determination of the ability of the Company or, if applicable, the Successor Company to incur Debt in accordance with Clause (3) of this Section 801 as required pursuant to the foregoing. Notwithstanding the foregoing, Clause (3) of this Section 801 shall not prohibit a transaction, the principal purpose and effect of which is (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the restrictions of this covenant.

SECTION 802.   SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Supplemental Indentures

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (3)  to secure the Securities pursuant to the requirements of
Section 1011 or otherwise; or

                 (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

                 (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

                 (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

SECTION 902.   SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT
               OF HOLDERS.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture.
Subject to Sections 508 and 513, the Holder or Holders of not less than a majority in aggregate principal amount of then Outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Asset Sale Offer or Change of Control Offer which has been made, on or after the applicable Purchase Date), or

                 (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3) modify any of the provisions of this Section, Section 513 or Section 1019, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

                 (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders, or

                 (5) following the mailing of an Offer with respect to an Asset Sale Offer or Change of Control Offer pursuant to Sections 1012 or 1015, respectively, modify the provisions of this Indenture with respect to such Asset Sale Offer or Change of Control Offer in a manner adverse to such Holder.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

         After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 902 or
Section 513 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities authenticated and delivered after the execution of any supplemental indenture or waiver pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or waiver. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture or waiver may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such supplemental indenture or waiver.

ARTICLE TEN

Covenants

SECTION 1001.    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m., New York City time, on that date, cash deposited and designated for and sufficient to pay the installment.

SECTION 1002.   MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates Chase Manhattan Bank as such office.

SECTION 1003.   MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.   EXISTENCE.

         Subject to Article Eight, Section 1012 or elsewhere in this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.   MAINTENANCE OF PROPERTIES.

         The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall (1) prohibit the Company from engaging in any transaction permitted under Article Eight or Section 1012, and (2) prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006.   PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 1007.   MAINTENANCE OF INSURANCE.

         The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance or maintenance of a captive insurance subsidiary) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, is adequate and appropriate for the conduct of the business of the Company and its Subsidiaries.

SECTION 1008.  LIMITATIONS ON INCURRENCE OF INDEBTEDNESS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); PROVIDED, HOWEVER, that the Company may incur Indebtedness if, at the time such Indebtedness is incurred and after giving effect thereto and the application of the proceeds therefor, the Company's Pro Forma Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such Indebtedness is incurred would not be less than (x) 2.0 to 1 for Indebtedness incurred on or prior to December 31, 1997 and (y) 2.25 to 1 for Indebtedness incurred thereafter.

         The foregoing provisions will not apply to:

                 (i) the incurrence by the Company of Indebtedness pursuant to the New Credit Facility and any renewal, extension, refinancing or refunding thereof and Indebtedness of the Company or any of its Subsidiaries incurred for working capital purposes, together in an aggregate principal amount not to exceed at any time outstanding $400.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce Indebtedness (and the commitments) thereunder pursuant to Section 1012;

                 (ii) Capital Lease Obligations in an aggregate principal amount not to exceed 10% of the assets of the Company and its Subsidiaries taken as a whole at any time outstanding (any excess to be considered Indebtedness subject to the requirements described in the first paragraph of this Section 1008;

                 (iii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

                 (iv) Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company to secure workers' compensation and other insurance coverages;

                 (v) Guarantees by a Subsidiary of the Company of Indebtedness otherwise permitted to be incurred under the Indenture;

                 (vi)  Physician Support Obligations;

                 (vii) Indebtedness incurred to purchase or finance any person's purchase of any person's ownership interest in a Permitted Joint Venture in accordance with the terms of the agreement under which any such interest was issued;

                 (viii) Purchase Money Indebtedness incurred in the ordinary course of business;

                 (ix) Indebtedness (including letters of credit) incurred in respect of performance bonds, standby letters of credit or surety or appeal bonds in the ordinary course of business;

                 (x)  the Shareholder Subordinated Note;

                 (xi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (a) the Securities, (b) Existing Indebtedness, (c) Indebtedness incurred pursuant to clauses (vii) and (viii) of this paragraph, (d) the Shareholder Subordinated Note or (e) any Indebtedness that was incurred in compliance with the Pro Forma Coverage Ratio test contained in the first paragraph of this Section 1008;

                 (xii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; PROVIDED, HOWEVER, that (a) such Indebtedness is expressly subordinate to the payment in full of the Securities and (b)(1) any subsequent issuance or transfer (other than for security purposes) of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness (including for security purposes) to a Person that is neither the Company or a Subsidiary shall be deemed in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; and

                 (xiii) the incurrence by the Company of Indebtedness not otherwise permitted to be incurred by any other clause of this paragraph in an aggregate principal amount at any time outstanding not to exceed the greater of
(x) $30 million and (y) 10% of the Company's Consolidated Net Worth at the time of incurrence.

SECTION 1009.  LIMITATIONS ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company (other than cash in lieu of fractional shares)) on account of any Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and (y) in the case of a Subsidiary, dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company or pro rata dividends or distributions); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company and joint venture interests evidencing ownership interests in Permitted Joint Ventures); and (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that by its terms is subordinated in right of payment to the Securities, except in accordance with the scheduled mandatory redemption or payment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any events) (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless:

                 (a) no Default or Event of Default shall have occurred under the Securities or this Indenture and be continuing or would occur as a consequence thereof;

                 (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Pro Forma Coverage Ratio test set forth in the first paragraph of Section 1008; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries or other Affiliates after the date of this Indenture (excluding Restricted Payments permitted by clauses (i), (ii), (iv), (v) and (vi) of the next succeeding paragraph but including Restricted Payments permitted by clause (iii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), PLUS (ii) 100% of the aggregate net cash proceeds, including the fair market value of property other than cash (as determined in good faith by the Board), received by the Company from the issuance or sale other than to a subsidiary of the Company since the date of the Indenture of Equity Interests other than Disqualified Stock of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Disqualified Stock) PLUS (iii) $5.0 million.

         The foregoing provision will not be violated by the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture. In addition, notwithstanding the foregoing, so long as no Event of Default or Default shall have occurred or be continuing or would occur as a consequence thereof, the Company and any Subsidiary may:

                 (i) purchase, redeem, or otherwise acquire or retire for value any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement shall be excluded from clause (c)(ii) of the preceding paragraph;

                 (ii) defease, redeem or repurchase subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or of or in exchange for the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, repurchase, retirement or other acquisitions shall be excluded from clause (c)(ii) of the preceding paragraph;

                 (iii) redeem or repurchase any Equity Interests of the Company or any Subsidiary of the Company held by any officers, directors or employees of the Company (or any of its Subsidiaries) whose employment has been terminated or who have died or become disabled, so long as the aggregate amount of payments for all such redemptions or repurchases in any fiscal year do not exceed $5.0 million;

                 (iv) pay scheduled dividends on or redeem any preferred stock issued by a Subsidiary of the Company permitted to be created or issued pursuant to the provisions of Section 1008;

                 (v) pay the Dividend to the Paracelsus Shareholder; and

                 (vi) redeem or repurchase Common Stock from holders thereof who beneficially own in the aggregate less than 1% of the outstanding Common Stock (other than officers, directors or employees of the Company or any of its Subsidiaries whose Equity Interests are redeemed or repurchased in accordance with clause (iii) of this paragraph) within two years from the date of this

Indenture so long as the aggregate amount of payments for all such redemptions or repurchases in such period do not exceed $1 million.

Any payment made pursuant to clause (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to clause (c) of the preceding paragraph.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 1010. LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; or (iv) Guarantee any loans or advances to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

                 (a) Existing Indebtedness, as in effect on the date of this Indenture;

                 (b) the New Credit Facility, as in effect on the date of this Indenture, and any amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive in the aggregate than those contained in the New Credit Facility, as in effect on the date of this Indenture;

                 (c)  this Indenture and the Securities;

                 (d)  applicable law;

                 (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                 (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                 (g) restrictions contained in security agreements relating to Purchase Money Indebtedness to the extent such restrictions restrict the transfer of property subject to such security agreement;

                 (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                 (i) any Permitted Joint Venture, PROVIDED that such restrictions apply only to the assets of such Permitted Joint Venture; or

                 (j) any agreement which has been entered into for the sale or disposition of all of the assets or capital stock of a Subsidiary; PROVIDED, HOWEVER, that with respect to this Clause (j), such encumbrances or restrictions shall exist (A) only with respect to the Subsidiary being sold or disposed of and (B) only for a period of six months following the execution of such agreement.

SECTION 1011.   LIMITATIONS ON LIENS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness that is PARI PASSU with or subordinate in right of payment to the Securities, unless the Securities are either (i) secured by a Lien on such property, assets, income or profits that is senior in priority to the Lien securing such other Indebtedness, if such other Indebtedness is subordinated in right of payment to the Securities or
(ii) equally and ratably secured by a Lien on such property, assets, income or profits with the Lien securing such other Indebtedness, if such other Indebtedness is PARI PASSU in right of payment to the Securities.

SECTION 1012.   LIMITATIONS ON DISPOSITION OF ASSETS.

         (a) Subject to Section 801, the Company may not, and may not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any assets (including by way of sale and leaseback), other than in the ordinary course of business or the sale of accounts receivable in connection with a receivables financing that is not required under GAAP to be booked as liabilities on the balance sheet of the Company or its Subsidiaries, or all or substantially all of the Capital Stock of any Subsidiary directly or indirectly owned by the Company in each case whether in a single transaction or a series of related transactions that have an aggregate fair market value in excess of $15.0 million or for net proceeds in excess of $15 million (an "Asset Sale") unless the Net Proceeds from such Asset Sale are applied in accordance with the following provisions. Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Indebtedness (and, in the case of revolving

Indebtedness, to permanently reduce the commitments) under the New Credit Facility or to reduce other Senior Indebtedness of the Company, (b) to an Investment in a Permitted Business or a controlling interest in a person that owns a Permitted Business or the making of a capital expenditure or to acquire other tangible assets, in each case, engaged or used in a Permitted Business or any Permitted Joint Venture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving Indebtedness under the New Credit Facility (or any renewal, extension, refinancing or refunding thereof) or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and, on a pro rata basis, any other Indebtedness requiring to be so repurchased (including the Existing Senior Subordinated Notes that may be outstanding) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Securities (and, if applicable, any Existing Senior Subordinated Securities that may be outstanding) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing (a) a transfer of assets by the Company or a Subsidiary, (b) any issuance of Equity Interests by a Subsidiary to the Company or another Subsidiary of the Company and (c) any Restricted Payment permitted by the covenant described under Section 1009, shall not be deemed to be an Asset Sale.

         (b)  The Company will mail any Asset Sale Offer required pursuant to
Section 1012(a) not more than 30 days after the aggregate amount of Excess Proceeds exceeds $15 million. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Asset Sale Offer, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount. The Company shall comply with the requirements of Rule 14e-1 (or any successor provision thereto) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to the Asset Sale Offer.

         (c) Not later than the date of an Asset Sale Offer, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the assets involved in the Asset Sale(s) giving rise to such Asset Sale Offer including the consideration received therefor, the Net Proceeds therefrom and the amount of Excess Proceeds; (ii) the allocation of the Net Proceeds from the Asset Sale(s) pursuant to which such Asset Sale Offer is being made, including, if amounts are invested pursuant to Clause (b) of paragraph (a) of this Section 1012 or capital expenditures or acquisitions of tangible assets are made pursuant to Clause (b) of paragraph (a), the actual Investment(s), capital expenditure(s) or acquisition(s) made and a statement as to the compliance with the requirements of Clause (b) of paragraph (a); and (iii) the compliance of such allocation with the provisions of paragraph (a) of this Section 1012.

         (d) The Company and the Trustee shall perform their respective obligations specified in the Asset Sale Offer. On or prior to the purchase date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The paying agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

SECTION 1013.   LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that in the aggregate are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, the Board of Directors shall have obtained an opinion from an investment banking firm of national standing to the effect that such Affiliate Transaction is fair to the Company or such Subsidiary from a financial point of view; PROVIDED, HOWEVER, that (i) employment contracts, "know-how" agreements, compensation arrangements and loans to employees, in each case in the form existing as of the date of this Indenture or representing a continuation, extension, renewal, refinancing or replacement thereof on terms no less favorable to the Company than those contained in such contracts, agreements, arrangements or loans in the form existing as of the date of this Indenture, (ii) transactions between or among the Company, its Subsidiaries and/or Permitted Joint Ventures, (iii) the making of Physician Support Obligations, (iv) each Merger Related Agreement, in each case in the form existing as of the date of this Indenture or representing a continuation, extension, renewal, refinancing or replacement thereof on terms no less favorable to the Company than those contained in such Merger Related Agreement in the form existing as of the date of this Indenture and (v) transactions permitted by Section 1009, in each case, shall not be deemed Affiliate Transactions.

SECTION 1014.   LIMITATIONS ON OTHER SUBORDINATED INDEBTEDNESS.

         The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Securities.

SECTION 1015.   CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of a Security will have the right to require the Company to repurchase such Holder's Security pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the purchase date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Change of Control Offer, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

         (b) Within 30 days following any Change of Control, the Company will mail the Change of Control Offer to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities pursuant to the procedures required by this covenant and described in such Change of Control Offer. The Company and the Trustee shall perform their respective obligations specified in the Change of Control Offer. The Company will comply with the requirements of Rule 14e-1 Exchange Act (and any succession provision thereto) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to the Change of Control Offer. On or prior to the purchase date for such Change of Control Offer, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent or Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the Change of Control Payment for all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent or Trustee shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Payment, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the purchase date for such Change of Control Offer.

         (c) Prior to the time required for the mailing of the Change of Control Offer, but in any event within 30 days following a Change of Control, the Company will to the extent required either (i) repay all outstanding Senior Indebtedness or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Securities required by this covenant. The failure to obtain any such consents will not relieve the Company of its obligation to repurchase the Securities pursuant to a Change of Control Offer.

         (d) The Change of Control provisions described in this Section 1015 will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 1016.   LIMITATION ON CONDUCT OF BUSINESS.

         The Company shall not, and shall not permit any Subsidiary of the Company to, engage in any business other than a Permitted Business.

SECTION 1017.   REPORTS.

         Whether or not required by the rules and the regulations of the Commission, so long as any Securities are Outstanding, the Company will furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or on any successors forms thereto or pursuant to any successor requirement thereof) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified, independent accountants and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor form thereto or pursuant to any successor requirement thereof) if the Company were required to file such reports.

SECTION 1018.   STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

         (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company has failed to comply with any conditions or covenants in Section 801 or Sections 1004 to 1017, inclusive, of this Indenture or any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing and, if such signer does know of such a failure or default, the certificate shall describe such failure or default with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

         (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 1019.   WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1017 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; PROVIDED, HOWEVER, with respect to an Asset Sale Offer or Change of Control Offer as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.   RIGHT OF REDEMPTION.

         (a) The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after August 15, 2001, at the Redemption Prices specified in the form of Security herein before set forth together with accrued and unpaid interest to the Redemption Date.

         (b) In the event that, pursuant to any Change of Control Offer, there are properly tendered and accepted for payment by the Company, and paid by the Company in accordance with the requirements of this Indenture and such Change of Control Offer Securities representing 80% or more of the Securities Outstanding at the commencement of such Change of Control Offer, then the Company shall have the right, at its option, to redeem within 90 days after the purchase date for such Change of Control Offer all, but not less than all, of the Securities remaining Outstanding after such Change of Control Offer at a Redemption Price equal to 101% of the principal amount thereof, together with accrued interest to the Redemption Date.

SECTION 1102.   APPLICABILITY OF ARTICLE.

         Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.   ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In the case of redemption pursuant to Section 1101(b), the Company shall also deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and been satisfied. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 1104.   SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000. Securities in denominations of $1,000 may be redeemed only in whole.

         The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.   NOTICE OF REDEMPTION.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

                 (1)  the Redemption Date,

                 (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption,

                 (3) whether the redemption is being made pursuant to Section 1101(a) or (b) and, if being made pursuant to either Section 1101(b), a brief statement setting forth the Company's right to effect such redemption and the Company's basis therefor,

                 (4) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                 (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                 (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

                 (7) the name, address and telephone number of the Paying agent,

                 (8) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price,

                 (9) that, unless the Company defaults in its obligation to deposit cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 1106 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed,

                 (10) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or an integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued,

                 (11)  the CUSIP number of the Securities to be redeemed, and

                 (12) disclaimer language regarding CUSIP numbers in the Trustee's standard form.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.   DEPOSIT OF REDEMPTION PRICE.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of cash or U.S. Government Obligations sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities which are to be redeemed on that date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The

Paying Agent shall promptly return to the Company any cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article Eleven and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 1001 hereof and the Security.

SECTION 1107.   SECURITIES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (if the Company complies with Section 1106) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; PROVIDED, HOWEVER, that installment of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

SECTION 1108.   SECURITIES REDEEMED IN PART.

         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

Subordination of Securities

SECTION 1201.   SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four and Article Thirteen), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 1202.   NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

         (a) No payment or distribution of cash or property (other than Capital Stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Securities) of the Company will be made on account of principal of or interest on the Securities, or to defease or acquire any of the Securities, or on account of the redemption provisions of the Securities (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all Senior Indebtedness shall first be paid in full in cash, or such payment duly made in a manner satisfactory to the holders of such Senior Indebtedness or (ii) in the event that the Company defaults in the payment of any principal of, premium, if any, or interest on or any other amounts payable on or due in connection with any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing or has ceased to exist.

         (b) If any default other than a default contemplated by Section 1202(a)(ii) shall have occurred and be continuing that would permit the holders of the Designated Senior Indebtedness to accelerate the maturity of Designated Senior Indebtedness, upon written notice (a "Payment Blockage Notice") of the default given to the Company and the Trustee by the holders of, or an agent, trustee or other representative for, such Designated Senior Indebtedness, then, unless and until such default has been cured or waived in writing, no payment or distribution of cash or property (other than Capital Stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Securities) shall be made by the Company with respect to the principal of or interest on the Securities or on account of redemption of the Securities or to acquire or repurchase any of the Securities for cash or property other than Capital Stock of the Company. If such Designated Senior Indebtedness is not declared due and payable within 180 days after written notice of the event of default is given, promptly after the end of the 180-day period the Company will pay all sums due in respect of the Securities and not paid during the 180-day period. Payments on the Securities may and shall be resumed in the case of a payment default upon the date on which such default is cured or waived. During any 360-day consecutive period, only one such period during which payment with respect to the Securities may not be made pursuant to this Section 1202(b) may commence and the duration of such period may not exceed 180 days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

         (c) If any payment or distribution of assets of the Company is received by the Trustee or any Holder in respect of the Securities at a time when that payment or distribution should not have been made because of paragraph (a) or

(b) of this Section 1202, and provided that prior to the Trustee's disbursement of such distribution or payment, the Trustee shall have received a written notice as specified in Section 1209 from the Company or from an agent or representative for one or more holders of Senior Indebtedness, such payment or distribution will be received and held and will be paid over to the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

SECTION 1203. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

         Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property or upon an assignment for the benefit of creditors or any marshalling of the Company's assets or liabilities or otherwise)(each such event, if any, herein sometimes referred to as a "Proceeding"):

         (a) the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal of and interest due on Senior Indebtedness (including interest accruing after the commencement of a bankruptcy or insolvency at the rate specified in the applicable Senior Indebtedness and including, without limitation, in respect of premiums, indemnities or otherwise, and all indebtedness under the New Credit Facility which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law) before the Holders are entitled to receive any payment or distribution on account of the principal of or interest on the Securities;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that Holders may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness), to which Holders or the Trustee would be entitled except for the provisions of this Section 1203 will be paid by the liquidating trustee or agent or other persons making such a payment or distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives to the extent necessary to make or provide for payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision for that payment or distribution; and

         (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that Holders may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness) is received by the Trustee or the Holders on account of the principal of or interest on the Securities before all Senior Indebtedness is paid in full such payment or distribution will be received and held in trust for and will be forthwith paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representatives for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment of such Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         The Company will give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors.

SECTION 1204.   PAYMENT PERMITTED IF NO DEFAULT.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except or under the conditions described in Section 1202 or during the pendency of any proceeding referred to in Section 1203, from making payments or distributions on the Securities or (b) the application by the Trustee of any money deposited with it hereunder to payments or distributions on the Securities or the retention of such payments or distributions on the Securities by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment or distribution on the Securities would have been prohibited by the provisions of this Article.

SECTION 1205.   SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

         Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full; and, for the purposes of such subrogation:

                 (a) no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve and no payment pursuant to the provisions of this Article Twelve to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and

                 (b) no payment or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this Article Twelve, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities.

SECTION 1206.   PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of

Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder upon the exercise of any such remedy.

SECTION 1207.   TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company or the filing of a claim for the unpaid balance of his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness and their agents, trustees, or other representatives (including, without limitation, any agent under the New Credit Facility) are hereby authorized to have the right to file, and are hereby authorized to file, an appropriate claim for and on behalf of the Holders.

SECTION 1208.   NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1209.   NOTICE TO TRUSTEE.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor or representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness (or a trustee therefor or representative thereof) to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1210.   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                LIQUIDATING AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other

Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1211.   TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 1212. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1213.   ARTICLE APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1212 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1214.   DEFEASANCE OF THIS ARTICLE TWELVE.

         The subordination of the Securities provided by this Article Twelve is expressly made subject to the provisions for defeasance or covenant defeasance in Article Thirteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article Twelve.

SECTION 1215.   THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of the principal of or interest on the Securities by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 1216.   REPRESENTATIVE OF SENIOR INDEBTEDNESS.

         Subject to Section 1209, any notices to be given or payments to be made to any holders of Senior Indebtedness pursuant to this Indenture may be made or given to their authorized representative.

ARTICLE THIRTEEN

Defeasance and Covenant Defeasance

SECTION 1301.   COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.   DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, and the provisions of Article Twelve hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Upon defeasance as provided herein, the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.

SECTION 1303.   COVENANT DEFEASANCE.

         Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1017, inclusive, and Clauses (2), (3) and (4) of Section 801, (ii) the occurrence of an event specified in Sections 501(4) (with respect to any of Sections 1005 through 1017, inclusive and clauses (2), (3) and (4) of Section 801), 501(5) and 501(6) shall not be deemed to be an Event of Default, (iii) the provisions of Article Twelve hereof shall cease to be effective on and after the date the conditions set forth below are satisfied and (iv) the Securities shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes thereunder (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document (and Section 501(4) shall not apply to any such Section, Clause or Article) but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304.   CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE

         The following shall be the conditions to application of either Section 1302 or Section 1303 to the then Outstanding Securities:

                 (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Paying Agent or Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Outstanding Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Outstanding Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                 (2) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to the Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                 (3) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                 (4) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                 (5) No Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(7) and (8) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period, but in the case of covenant defeasance, the covenants which are described under Section 1303 will cease to be in effect unless an Event of Default under Section 501(7) or Section 501(8) occurs during such period).

                 (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

                 (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

                 (8) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent or Trustee (or other qualifying trustee, collectively, for purposes of this Section 1305, the "Trustee") pursuant to
Section 1304 in respect of the Securities shall be held in trust and applied by the Paying Agent or Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1304(1)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1306.   REINSTATEMENT.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1302 or 1303; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

PARACELSUS HEALTHCARE CORPORATION

By:  \s\ Deborah H. Frankovich
     ------------------------------------------
     Deborah H. Frankovich
     Vice President and Treasurer

Attest:

\s\ Robert C. Joyner
-----------------------------------------------
Robert C. Joyner
Secretary

AMSOUTH BANK OF ALABAMA

By:  \s\ Charles S. Northen
     ------------------------------------------
     Charles S. Northen
     Vice President and Corporate Trust Officer

Attest:

\s\ Renee Rogland
-----------------------------------------------
Renee Rogland
Corporate Trust Officer